Exhibit 1.1

DAKOTA GOLD CORP.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

November 13, 2025

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Canaccord Genuity LLC

1 Post Office Square

Boston, Massachusetts 02109

H.C. Wainwright & Co., LLC

430 Park Avenue, 3rd Floor

New York, New York 10022

Ladies and Gentlemen:

Dakota Gold Corp., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., Canaccord Genuity LLC, and H.C. Wainwright & Co., LLC (collectively, the “Agents” and each individually, an “Agent”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock (the “Common Stock”), with par value of $0.001 per Share, having an aggregate offering price of up to US$50,000,000 (the “Maximum Amount”) through or to the Agents, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-288922) in respect of an aggregate of up to $250,000,000 of Common Stock (including the Shares), warrants to purchase Common Stock, and units of the Company under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), which was declared effective by the Commission on August 8, 2025. The Company may file one or more additional registration statements from time to time that will contain a Base Prospectus (as defined below) and related Prospectus or Prospectus Supplement (as defined below), if applicable, with respect to the Shares. The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement on Form S-3, or any subsequent registration statement on Form S-3 filed by the Company pursuant to Rule 415(a)(6) of the Rules and Regulations to cover any Shares, as most recently amended at the time of the registration statement’s effectiveness for the purposes of Section 11 of the Act, as such section applies to each Agent, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, “Base Prospectus” means the prospectus filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(n) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Base Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(y)(i). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor system thereto (“EDGAR”).

The Company confirms its agreement with the Agents as follows:

1.	Sale and Delivery of the Shares.

(a)	Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agents agree that the Company may issue and sell through the Agents, as sales agents for the Company, the Shares (an “Agency Transaction”) as follows:

(i)	The Company may, from time to time, propose to the applicable Agent the terms of an Agency Transaction by means of a telephone call (confirmed promptly by delivery via electronic mail of an executed notice in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”) to any of the individuals listed as authorized representatives of the Agents on Schedule 1 hereto (each an “Authorized Agent Representative”), such proposal to include: (a) the trading day(s) for the NYSE American stock exchange (the “NYSE American”) (which may not be a day on which the NYSE American is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); (b) the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; (c) and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii)	If such proposed terms for an Agency Transaction are acceptable to the applicable Agent, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and an Authorized Agent Representative emailing it to an Authorized Company Representative.

(iii)	Subject to the terms and conditions hereof, the applicable Agent shall use commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. The applicable Agent shall not sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with the Agents that (x) there can be no assurance that an Agent will be successful in selling all or any of such Shares, (y) no Agent shall incur liability or obligation to the Company or any other person or entity (other than as set forth in Section 5 hereof) if it does not sell any Shares for any reason and (z) no Agent shall be required to purchase any Shares on a principal basis pursuant to this Agreement.

(iv)	The Company, acting through an Authorized Company Representative, or the applicable Agent, acting through an Authorized Agent Representative may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail to an Authorized Agent Representative or an Authorized Company Representative, as applicable), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v)	If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)	The applicable Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations, and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Agent in writing. The applicable Agent shall not engage in any transactions that are intended to stabilize or maintain the market price of the Shares.

(vii)	The total compensation to the Agents for sales of the Shares in an Agency Transaction with respect to which either of the Agents act as sales agent hereunder shall be as set forth in the Agency Transaction Notice for such Agency Transaction but shall not exceed 3.0% of the gross offering proceeds of the Shares sold in such Agency Transaction (the “Cash Compensation”). The applicable Agent shall provide written confirmation to the Company (which may be provided by email from an Authorized Agent Representative to an Authorized Company Representative) following the close of trading on the NYSE American on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (w) the number of Shares sold on such Trading Day, (x) the gross offering proceeds received from such sales, (y) the Cash Compensation payable by the Company to the Agents with respect to such sales and (z) the net offering proceeds (being the gross offering proceeds for such sales less the Cash Compensation payable for such sales) (the “Net Offering Proceeds”).

(viii)	Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the applicable Agent against payment by the applicable Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the applicable Agent’s or its designee’s account (provided that the applicable Agent shall have given the Company written notice of such designee prior to the relevant Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares of Common Stock in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the applicable Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the applicable Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(ix)	The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall be effected by or through only one Agent on any single given day, and in no event by more than one Agent, and the Company shall in no event request that multiple Agents sell Shares on the same day.

(b)	Maximum Number of Shares. Under no circumstances shall the Company propose to any one of the Agents, nor will any one of the Agents effect, a sale of Shares in an Agency Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement, (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized to be issued and sold from time to time pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Agent in writing.

(c)	Regulation M. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until the Agents, in their sole judgment, determine that sales of Shares hereunder are not subject to or can be made in compliance with Rule 101 of Regulation M.

(d)	Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Agents shall not be obligated to sell or offer to sell any Shares, during any period in which the Company’s insider trading or similar policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is in possession of material non-public information with respect to the Company. The Company shall immediately suspend or revoke any existing Agency Transaction Notice that would otherwise request a sale during any such period through providing notice to the applicable Authorized Agent Representative.

2.	Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Agents as follows:

(a)	Capitalization. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (collectively, the “Disclosure Package”), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Disclosure Package (subject, in each case, to (i) the issuance of shares of Common Stock upon exercise of stock options, or other equity incentive awards, warrants or convertible debentures disclosed as outstanding in the Disclosure Package, (ii) the grant of options or other equity incentive awards under existing equity incentive plans described in the Disclosure Package and (iii) the issuance of shares of Common Stock on the exercise or deemed exercise of such options or other incentive awards); all of the issued and outstanding share capital of the Company, being the shares of Common Stock, have been duly authorized and validly allotted and issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; the shares of Common Stock are duly listed, and admitted and authorized for trading, on the NYSE American.

(b)	Corporate Status. The Company: (i) has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power, authority or capacity to carry on its business as now conducted and to own, lease and operate its properties and assets as described in the Disclosure Package; and (iii) is duly qualified to do business and is in good standing or equivalent status in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined below).

(c)	Subsidiaries. Each of the subsidiaries of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”): (i) has been duly incorporated and is validly existing in its jurisdiction of incorporation and is up-to-date in all material corporate filings and in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (x) the business, management, financial condition, results of operations, shareholders’ equity, or properties of the Company and the Subsidiaries, taken as a whole, or (y) the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”) and (ii) has all requisite corporate power and authority to carry on and transact its business as now conducted and to own, lease and operate its properties and assets as described in the Disclosure Package. All of the issued and outstanding share capital or other ownership interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any Lien (as defined below), with respect to any Subsidiary that is not a Material Subsidiary (as defined below), as would not result in a Material Adverse Effect.

(d)	Material Subsidiaries. The Subsidiaries listed on Schedule 2 hereto (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) are the only Subsidiaries that are “significant subsidiaries” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Act or are otherwise material to the Company; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; all of the issued share capital of or other ownership interests in each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, or other encumbrance of any kind whatsoever (any “Lien”); each Material Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package; each Material Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(e)	Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the organizational documents of the Company or any Subsidiary of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.

(f)	The Shares. The Shares have been duly and validly allotted and reserved for issuance by the Company and when issued in accordance with this Agreement, and upon receipt of payment for the Shares, the Shares will have been duly and validly allotted and issued, fully paid and non-assessable shares of Common Stock.

(g)	Compliance with Law; All Requisite Governmental Licenses. Except as would not result in a Material Adverse Effect or as disclosed in the Disclosure Package, (i) the Company and each Material Subsidiary is conducting its business in compliance with all applicable, rules and regulations of each jurisdiction in which its business is carried on, (ii) the Company and its Material Subsidiaries are the registered owners of and possess, in good standing without default, all licenses, sub-licenses, certificates, rights (including, without limitation, surface rights, access rights and water rights), permits, concessions, instruments and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package, including for the exploration, of minerals; (iii) the Company and the Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iv) all of the Governmental Licenses are valid and in full force and effect; (v) neither the Company nor any Material Subsidiary has received notice of non-compliance, revocation, cancellation or modification of, or intention to revoke, cancel or modify any Governmental Licenses and (vi) nether the Company nor any Material Subsidiary has any reason to believe that any material Governmental Licenses will not be renewed in the ordinary course.

(h)	No Defaults; No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in a breach of or constitute a default under and do not and will not violate (i) the terms of any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money, to which the Company or any of the Subsidiaries is a party or by which any of their property or assets are bound (a “Debt Instrument”) or any material contract, commitment, agreement, joint venture instrument, lease or other document, including a license agreement to which the Company or any of the Subsidiaries is a party or by which any of their property or assets are bound, or (ii) any law, judgment, decree, order, statute, rule or regulation applicable to any of them, except such a breach, default or violation as would not result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is (i) in violation of its respective articles or by-laws (or other constating documents), (ii) in default under any existing obligations, agreement, covenant or condition contained in any Debt Instrument or (iii) in violation of any law, judgment, decree, order, statute, rule or regulation applicable to any of them, except, in the case of clauses (ii) and (iii) above, such a default or violation as would not result in a Material Adverse Effect.

(i)	No Consents Required. Except for any consents and approvals (i) described in the Disclosure Package, (ii) as have been obtained and are in full force and effect, (iii) as may be required under the rules of the NYSE American on or before each Time of Sale (as defined below) and associated Settlement Date or (iv) as may be required under state securities or blue sky laws of the various jurisdiction in which the Shares are being offered, the distribution of the Shares and the consummation of the transactions as contemplated by this Agreement do not and will not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other third party to be obtained by the Company.

(j)	Due Authorization. The Company has the necessary corporate power and authority to execute and deliver the Disclosure Package and will, if applicable, have the necessary corporate power and authority to execute and deliver any amendment to the Registration Statement prior to the filing thereof, and all necessary corporate action has been taken by the Company to authorize the execution and delivery by it of the Registration Statement and the filing thereof with the Commission under the Act.

(k)	No Pre-emptive Rights. Except as described in the Disclosure Package, the Company has no outstanding warrants, options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell any Shares or other security of the Company or any security convertible into, or exercisable or exchangeable for, Shares or any other security of the Company; except as disclosed in the Disclosure Package. No person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company of any of the Shares.

(l)	Legal Proceedings. Except as disclosed in the Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, United States or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect; there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of the Company threatened against or relating to the Company or any of its Subsidiaries before any governmental authority; none of the Company or any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of the Company or such Material Subsidiary to conduct its respective business in all material respects as it has been carried on prior to the date hereof.

(m)	No Applicable Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(n)	Intellectual Property. The Company and its Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its Subsidiaries conduct all or any material part of their business, and none of the Company and its Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property, or where any such lien or encumbrance or grant with respect to any such Intellectual Property, has not had, and would not have, a Material Adverse Effect; there is no claim pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property, and neither the Company nor its Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, except for any claim, infringement or conflict that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(o)	Independent Accountant. Ernst & Young LLP, which has audited the annual consolidated financial statements of the Company that are included or incorporated by reference in the Registration Statement and the Prospectus, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by the applicable rules of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Registration Statement and the Prospectus.

(p)	Financial Matters.

(i)	Financial Statements. The audited consolidated financial statements of the Company and the notes thereto together with the independent auditors’ report thereon, included or incorporated by reference in the Disclosure Package, present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries; such financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; the other financial and statistical information relating to the Company included or incorporated by reference in the Disclosure Package present fairly in all material respects the information included therein.

(ii)	Off-Balance Sheet Transactions. Except as disclosed in the Disclosure Package, there are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company or the Subsidiaries with unconsolidated entities or other persons that could reasonably be expected to have a Material Adverse Effect.

(iii)	Internal Control Over Financial Reporting and Internal Accounting Controls. Except as disclosed in the Disclosure Package, the Company maintains (i) “effective internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in its internal control over financial reporting (whether or not remediated).

(iv)	No Deficiencies. Except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(v)	No Change in the Company’s Internal Control Over Financial Reporting. Since the date of the latest audited consolidated financial statements of the Company included or incorporated by reference in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(vi)	Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established except as disclosed in the Disclosure Package.

(vii)	Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus that have not been described or incorporated therein by reference.

(q)	No Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, except as disclosed in the Disclosure Package, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its share capital, (ii) there has not been any material change in the share capital or long-term or short-term debt of the Company and the Subsidiaries taken as a whole, (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, that would reasonably be expected to result in a Material Adverse Effect, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (each a “Material Adverse Change”); since the date of the latest balance sheet included, or incorporated by reference, in the Disclosure Package, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Disclosure Package.

(r)	Investment Company. The Company is not and, after giving effect to application of the net proceeds of the offering of the Shares as described in the Disclosure Package, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(s)	Properties. Except as disclosed in the Disclosure Package: (i) the Company and each Material Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Disclosure Package; (ii) the Company and the Material Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Liens granted in the ordinary course to finance the purchase of personal property, except such as are described in the Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiaries; and any material real property and buildings held under lease or sublease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries; and (iii) neither the Company nor any Material Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Material Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect.

(t)	Material Properties. The mineral projects set out at Schedule 4 are the only mineral projects (the “Material Properties”) which the Company currently considers to be “material” and the Company is the absolute legal and beneficial owner of, and has good and marketable title to each of the Material Properties, each as described in the Disclosure Package, and the Company validly holds the Barrick Option and the Richmond Hill Option, each as described in the Disclosure Package. Except as disclosed in the Disclosure Package, such interests are free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and the Company nor the Material Subsidiaries have received any notice of, nor does the Company otherwise have any knowledge of, any claim that might or could materially adversely affect the right thereof to use, transfer or otherwise exploit such rights.

(u)	Valid Title Documents. Any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold the Material Properties, the Barrick Option and the Richmond Hill Option and other assets (including any option agreement or any interest in, or right to earn an interest in, any properties and assets) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. Neither the Material Properties, the Barrick Option and the Richmond Hill Option or assets (nor any option agreement or any interest in, or right to earn an interest in, any properties or assets) of the Company or the Subsidiaries are subject to any right of first refusal or purchase or acquisition rights of a third party.

(v)	Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights comprising the Material Properties (“Mining Claims”) that are held by the Company or any of its Material Subsidiaries are in good standing, are valid and enforceable, are free and clear of any material Liens, and no material royalty is payable in respect of any of them, except as disclosed in the Disclosure Package; except as disclosed in the Disclosure Package, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Material Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law; except as disclosed in the Disclosure Package, the Mining Claims held by the Company or its Material Subsidiaries cover the properties required by the Company for the purposes described therein.

(w)	Compliance with Mining Laws. (i) The Company and its Material Subsidiaries (x) are, and, to the Company’s knowledge, at all prior times were, in material compliance with any and all applicable laws, rules, statutes and regulations relating to exploration, mining and related activities (collectively, “Mining Laws”), (y) have received and are in compliance with all Permits under applicable Mining Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Mining Laws and have no knowledge of any event or condition that would reasonably be expected to result in such notice, and (ii) there are no costs or liabilities associated with Mining Laws of or relating to the Company or its Material Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Disclosure Package, (x) there are no proceedings, including but not limited to orders, rights, directives, units or judgments that are pending, or that are known to be contemplated, against the Company or any of its Material Subsidiaries under any Mining Laws in which a governmental entity is also a party, except as would not have, individually or in the aggregate, a Material Adverse Effect, and (y) the Company and its Material Subsidiaries are not aware of any non-compliance or potential non-compliance with Mining Laws, or liabilities or other obligations under Mining Laws, that could reasonably be expected to have a Material Adverse Effect.

(x)	Mineral Resources and Mineral Reserves. To the extent applicable, with respect to the information set forth or incorporated in the Disclosure Package, information relating to the Company’s estimates of mineral resources or mineral reserves has been reviewed and verified by the Company or one or more consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates and as true, complete and accurate as of the date such estimates were prepared, and, to the best of the Company’s knowledge, remain true, complete and accurate in all material respects as of the date hereof. To the extent applicable, the Company believes that all of the assumptions underlying such mineral reserve and mineral resource estimates are reasonable and appropriate, and, subject to those assumptions being true and correct, that the projected production and operating results relating to its projects and summarized in the Disclosure Package are achievable by the Company.

(y)	Labor Matters. There is currently no labor disruption or disputes with respect to the employees or consultants of the Company or any of the Material Subsidiaries and, to the best of the Company’s knowledge, there are no labor disruptions or disputes imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Material Subsidiary’s principal suppliers, manufacturers, customers or contractors, in either case (individually or in the aggregate) (i)(A) except as disclosed in the Disclosure Package or (B) except as would not result in a Material Adverse Effect and (ii) except as is not adversely affecting the exploration or development plans of the Company or the Subsidiaries or the carrying on of the business of the Company or the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Company, no action has been taken or is contemplated to organize any employees of the Company or the Subsidiaries.

(z)	Compliance with Employment Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and labor, including employment practices and standards, terms and conditions of employment, wages and hours, occupational health and safety, human rights, labor relations, accessibility, and workers’ compensation. Except as would not reasonably be expected to have a Material Adverse Effect, all employee benefit, pension, executive compensation, incentive compensation, stock compensation, retirement, supplementary retirement, health or other medical, dental, life or other similar plan, program, agreement or arrangement (“Employee Plans”) sponsored, maintained or contributed to or required to be contributed to by the Company or its Subsidiaries for the benefit of their respective employees and their dependents have been established, registered (where required), funded (where required), invested (where required) and administered in accordance with, and are in good standing under, all applicable laws, the terms of such Employee Plans.

(aa)	Matters Related to Local, Native and Indigenous Groups. Except as disclosed in the Disclosure Package, to the knowledge of the Company, no dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties (including, without limitation, the Material Properties) or exploration activities that could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to its properties (including, without limitation, the Material Properties).

(bb)	Community Relationships. To the knowledge of the Company, there are no material complaints, issues, proceedings, inquiries, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the Material Properties in a manner that would have a material impact on the Company.

(cc)	No Work Stoppage or Interruptions. To the knowledge of the Company, there are no actions, proceedings, inquiries, work or labour disruption, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore or develop the operations underlying the Material Properties in a manner that would have a material impact on the Company.

(dd)	Compliance with Environmental Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; there has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no property of the Company or any Subsidiary is subject to any Lien under any Environmental Law; except as disclosed in the Disclosure Package, neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ee)	Costs and Liabilities related to Compliance with Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, subject to maintaining adequate reserves for such costs, individually or in the aggregate, result in a Material Adverse Effect.

(ff)	Tax Matters. The Company and each Subsidiary has accurately prepared and timely filed all U.S., foreign, federal, provincial, state and local tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except in any such case as could not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s U.S. federal and state, or, except as disclosed in the Disclosure Package, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except in any such case as could not reasonably be expected to have a Material Adverse Effect; the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, except in any such case as could not reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business, except in any such case as could not reasonably be expected to have a Material Adverse Effect; there is no tax lien, whether imposed by any U.S. or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except in any such case as could not reasonably be expected to have a Material Adverse Effect; except as would not be reasonably expected to have a Material Adverse Effect, there are no disputes, proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of the Company, threatened against the Company that propose to assess taxes in addition to those reported in the tax returns;

(gg)	No Transfer Taxes. There are no material stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges (other than income taxes) under U.S. federal law or the laws of any state or any political subdivision that have not been or will not be timely paid in all material respects in connection with the execution, delivery and performance of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(hh)	Insurance. Except as would not result in a Material Adverse Effect, the assets of the Company and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, all of the policies in respect of such insurance coverage are in good standing in all material respects and not in default; neither the Company nor any Material Subsidiary has failed to promptly give any notice of any material claim thereunder; and there are no material claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ii)	No Franchise, Contract or Other Document. There is no franchise, contract or other document of a character required to be described in the Disclosure Package, or to be filed as an exhibit to the Company’s Annual Report on Form 10-K, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings. Neither the Company nor any Subsidiary has received any notification from any party claiming that the Company or such Subsidiary is in breach or default under any contract or agreement, except which default or breach would not reasonably be expected to result in a Material Adverse Effect.

(jj)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)	Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, in each case in all material respects.

(ll)	Compliance with Anti-Money Laundering Laws.

(i)	The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority body or agency involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii)	None of the Company, any of the Subsidiaries nor any director or officer of the Company or the Subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has (A) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(mm)	No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or the Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or Bureau of Industry and Security of the U.S. Department of Commerce (including, without limitation, the designation as a “specially designated national” or “blocked person”)), Canada (including, without limitation, sanctions administered or enforced by the Office of the Superintendent of Financial Institutions), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan, Syria, the Crimea Region and the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and Russia (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)	Compliance with Anti-Corruption Laws. None of the Company, nor any of the Subsidiaries nor any director or officer of the Company or the Subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption provisions of applicable law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)	Cybersecurity. (i) Except as disclosed in the Disclosure Package, there has been no material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(pp)	Listing of Common Stock. The outstanding shares of Common Stock of the Company are registered pursuant to Section 12(b) of the Exchange Act; the Common Stock is listed and posted for trading on the NYSE American, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock of the Company under the Exchange Act or de-listing the Common Stock from the NYSE American, nor has the Company received any notification that the Commission, the NYSE American is contemplating terminating such registration or listing.

(qq)	No Commissions or Finder’s Fees. None of the Company or any of the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement.

(rr)	Lending Relationship with the Agents; Repayment of Debts. Except as disclosed in the Disclosure Package, neither the Company nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Agents or (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Agents.

(ss)	No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(tt)	Accurate Disclosure. The statements set forth in the Disclosure Package under the heading “Description of Capital Stock” and the statements in the Registration Statement under Item 15 thereof, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings.

(uu)	Transfer Agent and Registrar. Odyssey Trust Company (or its affiliate) at its principal office in the city of Vancouver, BC is the duly appointed registrar and transfer agent of the Company with respect to the Common Stock.

(vv)	Filings. The Company has not filed any report or other document with the Commission, the NYSE American, or any other self-regulatory authority which at the date hereof remains confidential.

(ww)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)	Effectiveness of Registration; No Stop Orders. The Registration Statement has become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement is in effect. No proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf made any offer relating to the Shares, the Company met the requirements for use of Form S-3 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(1) of the Rules and Regulations objecting to use of Form S-3 and the Company has not otherwise ceased to be eligible to use Form S-3. The Company is a successor of JR Resources Corp. within the meaning of Rule 12g-3(a) of the Act and meets the requirements for use of Form S-3 under the Act pursuant to General Instruction I.A.6.

(yy)	Accuracy. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to an Agent pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale, (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(yy) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which such information constitutes each Agent’s name and the statement that such Agent will not engage in any transactions that stabilize the price of the Common Stock appearing in the last sentence of the third paragraph under the caption “Plan of Distribution” in the Prospectus Supplement. “Time of Sale” means the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares.

(zz)	Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, misleading.

(aaa)	Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(bbb)	Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as the case may be, to the Agents as to the matters covered thereby.

3.	Agreements of the Company. The Company covenants and agrees with the Agents as follows:

(a)	Prospectus and Registration Statement Amendments. After the date of this Agreement and until the completion of the sales contemplated hereunder, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Prospectus or the Registration Statement has been filed with the Commission and has become effective or where a receipt has been issued therefor, as applicable, or any subsequent supplement has been filed (each, an “Amendment Date”) and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d); (iii) the Company will submit to the Agents a copy of any amendment or supplement to the Registration Statement or the Prospectus (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectus) within a reasonable period of time before the filing thereof and will afford the Agents and the Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (iv) the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus (provided that the Company shall not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectus if such documents are accessible from EDGAR) and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)	Notice of Stop Orders. The Company will advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Shares for offering or sale in the United States, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information relating to the Shares. If there is an Agency Transaction Notice that has been issued by the Company that has not been suspended or terminated in accordance with the notice requirements set forth in Section 1(a)(iv) or Section 8(a), as applicable, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, a notice of objection of the Commission to the form of the Registration Statement or any post-effective amendment thereto, the suspension of any qualification for offering or sale in the United States, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible. If there is no such outstanding Agency Transaction Notice, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.

(c)	Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153, Rule 172 or Rule 173(a) under the Act), the Company will comply in all material respects with all requirements imposed upon it by the Act, by the Rules and Regulations, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the Commission pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will immediately notify the Agents to suspend the offering of Shares during such period and, if, in the Company’s determination and at the Company’s sole discretion, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectus to comply with the Act the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(d)	Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein) in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request provided, however, the Company shall not be required to furnish any documents to the Agents that are available on EDGAR.

(e)	Company Information. The Company will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfill its obligations as agent pursuant to this Agreement and the Act.

(f)	Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Agents as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations); provided that the Company shall be deemed to have furnished such statements to its security holders and the Agents to the extent they are filed on the Commission’s EDGAR system.

(g)	Compliance with Blue Sky Laws. The Company shall cooperate with the Agents and their counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or blue sky laws of such jurisdictions in the United States as the Agents may request, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation.

(h)	Material Non-public Information. The Company covenants that it will not issue an Agency Transaction Notice to the Agents in accordance with Section 1 hereof if the Company is in possession of material non-public information regarding the Company and the Subsidiaries, taken as a whole, or the Common Stock.

(i)	Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Agents all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (v) the listing of the Shares on the NYSE American, (vi) any filings required to be made by the Agents with the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Commission and the fees, disbursements and other charges of counsel for the Agents in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or blue sky laws of such jurisdictions designated pursuant to Section 3(g), including the fees, disbursements and other charges of counsel to the Agents in connection therewith, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final blue sky or legal investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the accountants of the Company, (xi) the marketing of the offering of the Shares by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) the reasonable out-of-pocket fees, disbursements and other charges of the Agents incurred on or prior to the date hereof in connection with this Agreement, the Registration Statement and the Prospectus, including, without limitation, the fees and disbursements of counsel to the Agents, provided that (1) such fees, disbursements and other charges of the Agents shall be paid upon receiving an invoice or invoices therefore from the Agents, (2) such fees of Agents’ counsel shall not exceed US$100,000, exclusive of taxes and disbursements, in connection with execution of this Agreement, and (3) such fees of Agents’ counsel shall not exceed US$50,000, exclusive of taxes and disbursements, in connection with any program “refresh” executed pursuant to this Agreement (which shall mean the filing of a new registration statement, prospectus or prospectus supplement relating to the Shares and/or an amendment of this Agreement), and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering of the Shares.

(j)	Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to the Agents or any affiliate of the Agents.

(k)	Due Diligence Cooperation. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel may reasonably request from time to time in connection with the transactions contemplated hereby, including, without limitation, (i) prior to the open of trading on each intended purchase date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the accountants for the Company and the authors of the technical reports for each of the Company’s Material Properties and (ii) at each Representation Date (as defined herein) or otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the accountants for the Company during normal business hours for one or more due diligence sessions with representatives of the Agents and its counsel.

(l)	Clear Market. The Company shall not offer to sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of shares of Common Stock (each, a “Proposed Transaction”), in each case without giving the Agents at least three business days’ prior written notice specifying the nature and date of such Proposed Transaction. Notwithstanding the foregoing, the Company may, without giving any such prior notice, (i) register the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue shares of Common Stock, options or other equity incentive awards pursuant to existing equity incentive plans of the Company, (iv) issue shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company or (v) issue shares of Common Stock in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures) or any acquisition of assets of another entity, provided that the aggregate number of shares of Common Stock issued pursuant to this clause (v) shall not exceed ten percent (10.0%) of the total number of outstanding shares of Common Stock outstanding immediately prior to giving effect to such issuance. If notice of a Proposed Transaction is provided by the Company pursuant to this Section 3(l), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.

(m)	Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any suspension of sales under this Section 3, and at each Time of Sale, each Settlement Date and each Amendment Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement.

(n)	Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

(o)	Representation Dates; Certificate. Upon execution of this Agreement and during the term of this Agreement, each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Shares; (ii) files or amends an annual report on Form 10-K under the Exchange Act; (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; or (v) at any other time reasonably requested by the Agents (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and any time of request pursuant to (v) above shall be a “Representation Date”), the Company shall furnish the Agents with a certificate in the form included in Section 4(d).

(p)	Company Counsel Legal Opinions. Upon execution of this Agreement and on each Representation Date, the Company shall cause to be furnished to the Agents, dated as of such date and addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, the written opinion and a negative assurance letter of Skadden, Arps, Slate, Meagher and Flom LLP, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the date of delivery of such opinion (with such opinions and negative assurance letters delivered on a Representation Date being of the same tenor as the opinions and negative assurance letter delivered upon execution of this Agreement), or, in lieu of such opinions, counsel last furnishing such opinion to the Agents may furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). The requirement to furnish the documents set out in this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver, then before the Company delivers the Agency Transaction Notice, as applicable, or the Agents sell any Shares, the Company shall cause to be furnished to the Agents each of the documents set out in this Section 3(p).

(q)	Comfort Letters. Upon execution of this Agreement and on each Representation Date, the Company shall cause its auditors to furnish the Agents a letter (the “Comfort Letter”) dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents, relating to the verification of certain of the financial information and statistical and accounting data relating to the Company and the Subsidiaries contained in the Registration Statement and the Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter (the first such letter, the “Initial Comfort Letter”) and (ii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to furnish the documents set out in this Section 3(q) shall be waived for any Representation Date occurring at a time at which no Agency Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Transaction Notice hereunder (which for such calendar quarter shall be considered a Representation Date), and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver, then before the Company delivers the Agency Transaction Notice, or the Agents sell any Shares, the Company shall cause to be furnished to the Agents each of the documents set out in this Section 3(q).

(r)	Title Opinions. Upon execution of this Agreement and on (i) each Amendment Date, (ii) each time the Company files or amends an annual report on Form 10-K, (iii) any material change to the ownership or title of the Company to the Company’s (or the Subsidiaries’, as applicable) title and mineral rights for each of the Material Properties listed on Schedule 4 hereto or (iv) the determination by the Company that any other property is material to the Company, the Company shall cause to be furnished to the Agents written opinions, addressed and in form and substance satisfactory to the Agents and the Agents’ counsel, from legal counsel to the Company located in the jurisdiction in which the subject Material Property (or such other material property) is situated with respect to the Company’s (or its Subsidiaries’, as applicable) title and mineral rights comprising each of the Material Properties listed on Schedule 4 (or such other material property) (the “Title Opinions”).

(s)	Corporate Opinions for Material Subsidiaries. Upon execution of this Agreement and on (i) each Amendment Date and (ii) each time the Company files or amends an annual report on Form 10-K, the Company shall cause to be furnished to the Agents, dated the date the opinions are so furnished and addressed to the Agents, in form and substance satisfactory to the Agents, a favourable written legal opinion from legal counsel to the Company located in the jurisdictions in which each of the Material Subsidiaries is incorporated and conducting business as to the following matters: (i) each Material Subsidiary is duly incorporated or formed under all applicable laws of the jurisdiction of its incorporation or formation; (ii) each Material Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (iii) each Material Subsidiary has all requisite corporate power and authority and is registered or otherwise qualified to conduct the business now and as proposed to be conducted, and to own, lease and operate their respective properties and assets, including the applicable Material Property; and (iv) as to the authorized share capital and the issued and outstanding share capital of each Material Subsidiary (the “Corporate Opinions”).

(t)	Market Activities. The Company will not, directly or indirectly take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(u)	Investment Company Act. The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(v)	Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(w)	Consent to the Agents’ Trading. The Company consents to the extent permitted under the Act, the Exchange Act, the rules of the NYSE American, and under this Agreement, to the Agents trading in the Shares of the Company: (i) for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement; and (ii) for the Agents’ own accounts, provided that in the case of clause (ii) no such purchase or sale shall take place by the Agents while the Agents have received an Agency Transaction Notice that remains in effect, unless the Company has expressly authorized or consented in writing to any such trades by the Agents.

(x)	Actively-Traded Security. The Company shall notify the Agents promptly by an email addressed to the Authorized Agent Representatives if the Shares cease to qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule and the sales shall be suspended until the Agents, in their sole judgment, determines that sales of Shares hereunder are not subject to or can be made in compliance with Rule 101 of Regulation M.

(y)	Permitted Free Writing Prospectuses.

(i)	The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus”. The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(ii)	The Company agrees that no Permitted Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Permitted Free Writing Prospectus, if any, together with the Prospectus, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the foregoing shall not apply to any statements or omissions in any Permitted Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(iii)	The Company agrees that if at any time following issuance of an Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Permitted Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

4.	Conditions of the Obligations of the Agents. The obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and each Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:

(a)	Prospectus Supplement. The Prospectus Supplement shall have been filed with the Commission and in accordance with this Agreement, all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents and the Agents’ counsel.

(b)	No Material Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c)	No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectus, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement or Prospectus would be appropriate.

(d)	Officers’ Certificates. The Agents shall have received, upon execution of this Agreement and on each Representation Date, one or more certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect that:

(i)	each signatory of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)	as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)	each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct in all material respects, other than those that are qualified by materiality, which shall be true and correct in all respects; and

(iv)	each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(e)	Legal Opinions. The Agents shall have received the opinions of counsel and negative assurance letter to be delivered pursuant to Section 3(p) on or before the date on which such delivery of such opinions or negative assurance letters are required pursuant to Section 3(p). In addition, on such dates that the opinions required by Section 3(p) are delivered, the Agents shall have also received the opinion and negative assurance letter of DLA Piper LLP (US), counsel to the Agents, with respect to such matters as the Agents may reasonably require, it being understood that counsel for the Agents may rely on the opinions of counsel for the Company and that counsel for the Agents and counsel for the Company may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations.

(f)	Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 3(q) on or before the date on which such delivery of such letter is required pursuant to Section 3(q).

(g)	Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(k).

(h)	Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions in the United States as the Agents may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i)	Stock Exchange Listing. The Shares shall have either been (i) approved for listing, subject only to notice of issuance, on the NYSE American, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE American at or prior to the issuance of the applicable Agency Transaction Notice and the Shares shall have been duly authorized for listing on the NYSE American, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j)	Securities Act Filings Made. All filings with the Commission required under the Act to have been filed prior to the issuance of any Agency Transaction Notice hereunder shall have been made within the applicable time period prescribed for such filing by the Act.

(k)	FINRA. If a filing with FINRA is required, FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement.

(l)	Regulation M. The Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, or the Agents, in their sole judgment, shall have determined that sales of Shares hereunder are not subject to or comply with the requirements of Rule 101 of Regulation M.

(m)	Additional Certificates. The Company shall have furnished to the Agents such customary certificate or certificates, in addition to those specifically mentioned herein, as the Agents may reasonably request.

5.	Indemnification.

(a)	Indemnification of the Agents. The Company shall indemnify and hold harmless each of the Agents, the directors, officers, employees, counsel and agents of each the Agents and each person, if any, who controls any Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)	Indemnification of the Company. Each Agent shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity in Section 5(a) from the Company to the Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Agent furnished in writing to the Company by an Agent expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that the Agents might otherwise have. The Company acknowledges that the name of the Agents set forth on the cover and the statement that the Agents will not engage in any transactions that stabilize the price of the Common Stock appearing in the last sentence of the third paragraph under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.

(c)	Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)	Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party under subsections (a) and (b) of this Section 5, the Company and the Agents shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(vii) and (ii) the underwriting discounts and commissions received by the Agents as set forth on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), each Agent shall not be required to contribute any amount in excess of the sum of (i) the total compensation such Agent individually received pursuant to Section 1(a)(vii) and (ii) the Agent’s individual portion of the underwriting discounts and commissions received by the Agents as set forth in the table on the cover of the Prospectus, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this Section 5(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)	Beneficiaries. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of an Agent and each person, if any, who controls an Agent or any such affiliate within the meaning of the Act; and the obligations of the Agents under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

6.	Termination.

(a)	The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2 (Representations and Warranties of the Company), 3 (Agreements of the Company), 5 (Indemnification), 8(b) (Survival of Representations and Warranties), 8(d) (Governing Law) and 8(h) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)	Any Agent may terminate its obligations under this Agreement solely with respect to such Agent in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to another party, except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 2 (Representations and Warranties of the Company), 3 (Agreements of the Company), 5 (Indemnification), 8(b) (Survival of Representations and Warranties), 8(d) (Governing Law) and 8(h) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)	This Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to Section 6(a) or 6(b) or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement equals the Maximum Amount, in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 2 (Representations and Warranties of the Company), 3 (Agreements of the Company), 5 (Indemnification), 8(b) (Survival of Representations and Warranties), 8(d) (Governing Law) and 8(h) (Waiver of Jury Trial) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1.

(e)	Other than as set forth above, upon termination of this Agreement, the Company shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Shares not previously sold by the Agents under this Agreement.

7.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 7:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

8.	Miscellaneous.

(a)	Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, e-mailed, hand delivered or telecopied: if to the Agents, at the offices of:

BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036

Attention:	Haroon Chaudhry, Director
Email:	[REDACTED]

- and -

Canaccord Genuity LLC 1 Post Office Square Boston, Massachusetts 02109

Attention:	Jennifer Pardi, Managing Director
Email:	[REDACTED]

- and -

H.C. Wainwright & Co., LLC 430 Park Avenue, 3rd Floor New York, New York 10022

Attention:	Chief Executive Officer
Email:	[REDACTED]

with a copy to:

DLA Piper LLP (US) Suite 6900 - 701 Fifth Avenue Seattle, Washington 98104

Attention:	Andrew Ledbetter
Email:	andrew.ledbetter@us.dlapiper.com

or if sent to the Company, at the office of the Company:

Dakota Gold Corp. 106 Glendale Drive, Suite A Lead, South Dakota 57754

Attention:	Shawn Campbell
Email:	[REDACTED]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001-8602

Attention:	Michael Hong
Email:	michael.hong@skadden.com

Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative and in the case of the Company, electronic mail to any Authorized Agent Representative).

(a)	No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason hereof.

(b)	Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

(c)	Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) each Agent has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Agents or their affiliates has advised or is currently advising the Company on other matters) and the Agents have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(d)	Governing Law. THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS FOR PURPOSES OF ANY ACTION ARISING FROM THIS AGREEMENT BROUGHT BY THE OTHER PARTY HERETO TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(e)	Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agents to properly identify its clients.

(f)	Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. Any signature to this Agreement may be delivered by facsimile, electronic mail (including PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

(g)	Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)	Waiver of Jury Trial. Each of the Company and each of the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(i)	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(j)	Entire Agreement. Other than the terms set forth in each Agency Transaction Notice delivered hereunder, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Company. This Agreement amends, supersedes, and replaces in its entirety the Prior Agreement.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.

Very truly yours,

DAKOTA GOLD CORP.

By:	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer

[Signature page to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brad Pavelka
Name: Brad Pavelka
Title: Managing Director

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer

[Signature page to Equity Distribution Agreement]

Schedule 1

AUTHORIZED COMPANY REPRESENTATIVES

Name and Office / Title	E-mail Address	Telephone Numbers
Shawn Campbell, Chief Financial Officer	[REDACTED]	[REDACTED]

AUTHORIZED AGENT REPRESENTATIVES

Name and Office / Title	E-mail Address	Telephone Numbers
Jennifer Pardi, Managing Director	[REDACTED]	[REDACTED]
Michael Wright, Director	[REDACTED]	[REDACTED]

Name and Office / Title	E-mail Address	Telephone Numbers
Brad Pavelka, Managing Director	[REDACTED]	[REDACTED]

Name and Office / Title	E-mail Address	Telephone Numbers
Craig Schwabe, Managing Director	[REDACTED]	[REDACTED]
[REDACTED]

Schedule 2

MATERIAL SUBSIDIARIES

1.	DTRC LLC

Schedule 3

Issuer Free Writing Prospectuses

None.

Schedule 4

MATERIAL PROPERTIES

1.	The Black Hills Property (as defined in the Company’s Form 10-K for the year ended December 31, 2024).

EXHIBIT A

DAKOTA GOLD CORP.

106 Glendale Drive, Suite A, Lead,

South Dakota, 57754, USA

[______], 20[__]

[BMO Capital Markets Corp.]

[151 W 42nd Street]

[New York, New York 10036]

[Canaccord Genuity LLC]

[1 Post Office Square]

[Boston, Massachusetts 02109]

[H.C. Wainwright & Co., LLC]

[430 Park Avenue, 3rd Floor]

[New York, New York 10022]

VIA EMAIL

AGENCY TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Agency Transaction Notice is to propose certain terms of the Agency Transaction entered into with [            ] under, and pursuant to, that certain Equity Distribution Agreement between the Company and the Agents, dated [_______], 2025 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Agency Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Agency Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[_], [_______], 20[_] … [_______], 20[__]

Maximum Number of Shares to be Sold in the Aggregate:	[_______]

Maximum Number of Shares to be Sold on each Trading Day:	[_______]

Floor Price:	USD[__.___]

Cash Compensation	[_______]%

[Remainder of Page Intentionally Blank]

A-1

Very truly yours,

DAKOTA GOLD CORP.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[BMO CAPITAL MARKETS CORP.]

By:
Name:
Title:

[CANACCORD GENUITY LLC]

By:
Name:
Title:

[H.C. WAINWRIGHT & CO., LLC]

By:
Name:
Title:

A-2